UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    July 14, 2011

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (604) 521-2700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01   Entry into Definitive Material Agreement

On July 12, 2011, Sillenger closed on the settlement agreement with Ivory Resources Inc. and Brilliant Mining Corp. (“Brilliant”) and others dated April 28, 2011, whereby Sillenger agreed to accept and receive 7,407,407 units of Brilliant [with a 4 month hold period] in exchange for Sillenger releasing certain rights in an agreement with the government of the Republic of Equatorial Guinea, which included certain preferential rights to request mining and/or oil concessions. Each Unit consists of one common share of Brilliant and one Common Share purchase warrant. Each Warrant will entitle the holder thereof to acquire one Common Share of Brilliant upon the payment of $0.45 per Warrant at any time until 24 months following the date of issuance.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.2	Settlement Agreement dated April 28, 2011 between Sillenger Exploration Corp., Brilliant Mining Corp. and other parties.	Incorporated by reference from the Company’s Form 8-K filed on June 10, 2011 (SEC File No. 00053420)

99.1	Press Release announcing completion of Settlement Agreement dated July 13, 2011.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: July 14, 2011	By:	/s/ John Gillespie
John Gillespie –CEO & President